UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 1, 2017

Easterly Government Properties, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-36834	47-2047728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 L Street NW, Suite 650, Washington, D.C.		20037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (202) 595-9500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company    ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☑

ITEM 2.01. Completion of Acquisition or Disposition of Assets.

On June 1, 2017, Easterly Government Properties, Inc. (together with its consolidated subsidiaries, the “Company”) completed the previously announced acquisition of the Department of Veterans Affairs (VA) Ambulatory Care Center located in Loma Linda, California (“VA - Loma Linda”) for a contractual purchase price of $212.5 million from unaffiliated third parties consisting of Walsh Investors, LLC and an affiliated party thereof, pursuant to the purchase and sale agreement entered into on March 10, 2017.

VA - Loma Linda, one of the premier assets in the VA health system, is a brand new 327,614 rentable square foot state-of-the-art ambulatory care facility that provides a comprehensive solution for the outpatient needs of U.S. veterans. VA - Loma Linda, the VA’s second largest outpatient facility in the country, sits on a 37-acre site, two miles northeast of the federally-owned Jerry L. Pettis Memorial VA Center, within a metropolitan area including the largest concentration of U.S. veterans in the country. This new LEED Silver build-to-suit construction, completed in 2016, is 100% leased to the U.S. Government through May 2036 for a total initial, non-cancelable lease term of 20 years.

ITEM 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements required by this Item will be filed by amendment to this Current Report on Form 8-K (this “Current Report”) no later than 71 days following the date that this Current Report is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item will be filed by amendment to this Current Report no later than 71 days following the date that this Current Report is required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERLY GOVERNMENT PROPERTIES, INC.

By:	/s/ William C. Trimble, III
Name:	William C. Trimble, III
Title:	Chief Executive Officer and President

Date: June 5, 2017